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                        CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in the Registration Statement on Form 10-SB of our report dated June 30, 2001 relating to the Financial Statements of iNetEvents, Inc. which appears in such Registration Statement.



/s/ GOOD SWARTZ BROWN & BERNS, LLP
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    GOOD SWARTZ BROWN & BERNS, LLP

Los Angeles, CA
August 28, 2001